As filed with the Securities and Exchange Commission on April 30, 2010
     Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOMANETICS CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	38-2394784

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2600 Troy Center Drive, Troy, Michigan	48084-4771

(Address of Principal Executive Offices)	(Zip Code)
SOMANETICS CORPORATION 2005 STOCK INCENTIVE PLAN

(Full title of the plan)
Bruce J. Barrett, President
Somanetics Corporation
2600 Troy Center Drive
Troy, Michigan 48084-4771

(Name and address of agent for service)
(248) 244-1400

(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Calculation of Registration Fee

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered	price per share	offering price	registration fee
Common Shares (1)	600,000 shares	19.895 (2)	$11,937,000.00	$851.11

(1)	$0.01 par value per share.

(2)	Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the average of the high and low sales prices of the common shares, as quoted on The Nasdaq Global Market, on April 28, 2010.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The documents listed below are incorporated by reference in this registration statement:
1. Our Annual Report on Form 10-K for the fiscal year ended November 30, 2009 as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.
2. Our Current Reports on Form 8-K, dated January 20, 2010, January 21, 2010, March 17, 2010 and April 21, 2010 and our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2010, all as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and all other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended November 30, 2009.
3. The description of our common shares included in our Prospectus, dated March 20, 1991, included in our registration statement on Form S-1 (file no. 33-38438) effective March 20, 1991, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, under the caption “Description of Securities” on pages 41 through 46 of the Prospectus and incorporated by reference into our Registration Statement on Form 8-A effective March 27, 1991 and filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing of such documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Page 2 of 11 Pages

Item 6. Indemnification of Directors and Officers.
     Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.
     We are obligated under our bylaws and an employment agreement with our chief executive officer to indemnify our present or former directors or executive officers, and we may indemnify any other person, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of their past or future service to us or a subsidiary, or to another organization at our request or at the request of one of our subsidiaries. In addition, our Restated Articles of Incorporation limit certain personal liabilities of our directors.
     We have obtained Directors’ and Officers’ liability insurance. The policy provides for $10,000,000 in coverage including prior acts dating to our inception and liabilities under the Securities Act of 1933.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
4.1	Restated Articles of Incorporation of Somanetics Corporation, incorporated by reference to Exhibit 3(i) to our Quarterly Report on Form 10-Q for the quarter ended February 28, 1998.

4.2	Amended and Restated Bylaws of Somanetics Corporation, incorporated by reference to Exhibit. 3(ii) to our Current Report on Form 8-K dated November 2, 2007 and filed November 5, 2007.

4.3	Somanetics Corporation 2005 Stock Incentive Plan, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, dated February 24, 2005.

4.4	First Amendment to Somanetics Corporation 2005 Stock Incentive Plan, incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K, dated January 17, 2007 and filed January 23, 2007.

4.5	Second Amendment to Somanetics Corporation 2005 Stock Incentive Plan, incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, dated January 20, 2010 and filed January 26, 2010.

Page 3 of 11 Pages

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Powers of Attorney (included after the signature of the Registrant contained on page 7 of this registration statement).
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That:
(A) Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

Page 4 of 11 Pages

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Page 5 of 11 Pages

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
EXPERTS
     The financial statements and the related financial statement schedules, incorporated in this registration statement by reference from Somanetics Corporation’s Annual Report on Form 10-K for the year ended November 30, 2009, and the effectiveness of Somanetics Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Page 6 of 11 Pages

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on April 28, 2010.

SOMANETICS CORPORATION
By:	/s/ BRUCE J. BARRETT
Bruce J. Barrett,
Its: President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of SOMANETICS CORPORATION, a Michigan corporation (the “Company”), hereby constitutes and appoints Bruce J. Barrett, Mary Ann Victor and William M. Iacona, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company’s Common Shares, par value $0.01 a share, pursuant to the Somanetics Corporation 2005 Stock Incentive Plan, and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Page 7 of 11 Pages

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BRUCE J. BARRETT	President and Chief Executive Officer	April 28, 2010
Bruce J. Barrett	and a Director (Principal Executive Officer)

/s/ WILLIAM M. IACONA	Vice President and Chief Financial Officer,	April 29, 2010
William M. Iacona	Controller, and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ JAMES I. AUSMAN	Director	April 27, 2010
James I. Ausman, M.D., Ph.D.

/s/ DANIEL S. FOLLIS	Director	April 28, 2010
Daniel S. Follis

/s/ JOHN P. JUMPER	Director	April 27, 2010
John P. Jumper

/s/ RICHARD R. SORENSEN	Director	April 27, 2010
Richard R. Sorensen

Page 8 of 11 Pages

INDEX TO EXHIBITS

Exhibit
Number	Description	Page

4.1	Restated Articles of Incorporation of Somanetics Corporation, incorporated by reference to Exhibit 3(i) to our Quarterly Report on Form 10-Q for the quarter ended February 28, 1998.	N/A

4.2	Amended and Restated Bylaws of Somanetics Corporation, incorporated by reference to Exhibit. 3(ii) to our Current Report on Form 8-K dated November 2, 2007 and filed November 5, 2007.	N/A

4.3	Somanetics Corporation 2005 Stock Incentive Plan, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, dated February 24, 2005.	N/A

4.4	First Amendment to Somanetics Corporation 2005 Stock Incentive Plan, incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K, dated January 17, 2007 and filed January 23, 2007.	N/A

4.5	Second Amendment to Somanetics Corporation 2005 Stock Incentive Plan, incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, dated January 20, 2010 and filed January 26, 2010.	N/A

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP.	10

23.1	Consent of Deloitte & Touche LLP.	11

23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).	10

24.1	Powers of Attorney (included after the signature of the Registrant contained on page 7 of this registration statement).	7

Page 9 of 11 Pages